[LETTERHEAD OF KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP]

September 20, 2007

China Architectural Engineering, Inc. 105 Baishi Road Jiuzhou West Avenue Zhuhai 519070 People’s Republic of China Attention: Luo Ken Yi

Re:	Registration Statement on Form S-1 (SEC File No. 333-138603) Registration for Sale of up to 690,000 Shares of Common Stock and Resale of 3,965,638 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel for China Architectural Engineering, Inc., a Delaware corporation (the “Company”), in connection with a registration statement on Form S-1 (File No. 333-138603) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the public offering of up to 690,000 shares (the “Public Offering Shares”) of the Company’s common stock, $0.001 par value (the “Common Stock”) and the resale of an aggregate of 3,965,638 shares (the “Resale Shares”) of the Company’s Common Stock which may be sold by the selling stockholders listed in the Registration Statement from time to time. As used in this opinion letter the term “IPO Prospectus” refers to the IPO Prospectus as defined in the Registration Statement in the form first filed with the Commission following the Effective Time pursuant to Rule 424(b) of the rules and regulations under the Securities Act, the term “Resale Prospectus” refers to the Resale Prospectus as defined in the Registration Statement and included in the Registration Statement at the Effective Time and the term “Effective Time” means the date and the time as of which the Registration Statement, or the most recent post-effective amendment thereto, if any, is declared effective by the Commission. The Public Offering Shares and the Resale Shares consist of the following:

(i) 600,000 shares of Common Stock to be sold by the Company in the public offering under the Registration Statement and IPO Prospectus;

(ii) up to 90,000 shares of Common Stock issuable by the Company upon exercise of an over-allotment option of the representative of the underwriters named in the IPO Prospectus;

China Architectural Engineering, Inc.
September 20, 2007

(iii) 2,320,875 shares of Common Stock which were originally issued in a private placement completed on October 17, 2006 and which are included in the Registration Statement and Resale Prospectus;

(iv) 1,312,675 shares of Common Stock held by the Company’s stockholders who were stockholders immediately prior to a share exchange completed on October 17, 2006 (the “October 2006 Share Exchange”) and which are included in the Registration Statement and Resale Prospectus;

(v) 100,000 shares of Common Stock which were originally issued at the close of the October 2006 Share Exchange and which are included in the Registration Statement and Resale Prospectus; and

(vi) 232,088 shares of Common Stock issuable upon exercise of warrants which were originally issued at the close of the October 2006 Share Exchange and which are included in the Registration Statement and Resale Prospectus.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of this opinion, we have examined the Registration Statement, the Company’s Certificate of Incorporation and Bylaws, each as amended to date, and the corporate action of the Company that provides for the issuance of the Public Offering Shares and Resale Shares and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a Fact Certificate from an officer of the Company.

We have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have not verified any of those assumptions.

Our opinion set forth below is limited to the Delaware General Corporation Law (the DGCL). We are not licensed to practice law in the State of Delaware and, accordingly, our opinions as to the DGCL are based solely on a review of the official statutes of the State of Delaware and the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such statutes and provisions. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws, the laws of any other jurisdiction or the local laws of any jurisdiction.

Based upon and subject to the foregoing, it is our opinion that:

1.  (a) 2,320,875 of the Resale Shares referred to in paragraph (iii) above,

China Architectural Engineering, Inc.
September 20, 2007

(b) 1,312,675 of the Resale Shares referred to in paragraph (iv) above, and

(c) 100,000 of the Resale Shares referred to in paragraph (v) above,

are duly authorized, validly issued, fully paid and non-assessable;

2.             (a) 600,000 of the Public Offering Shares referred to in paragraph (i) above, and

(b) 90,000 of the Public Offering Shares referred to in paragraph (ii) above,

have been duly authorized and when issued and paid for as described in the Registration Statement and IPO Prospectus, will be, validly issued, fully paid and non-assessable; and

3.  232,088 of the Resale Shares issuable upon exercise of the warrants referred to in paragraph (vi) above have been duly authorized and when issued and paid for as described in the Registration Statement, Resale Prospectus, and the terms of the warrants, will be validly issued, fully paid and non-assessable.

For purposes of our opinion in the paragraph numbered 3 above, we have with your permission assumed that the Company does not subsequently authorize by action of its board of directors the issuance for some other corporate purpose the Shares previously reserved for issuance upon exercise of such warrants.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the related IPO Prospectus and Resale Prospectus. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Yours truly,

/s/       KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP

KIRKPATRICK & LOCKHART PRESTON GATES ELLIS LLP